Exhibit 10.1

AMENDMENT NO. 2

TO

SECURITIES PURCHASE AGREEMENT

This AMENDMENT NO. 2 TO SECURITIES PURCHASE AGREEMENT (this “Amendment”), dated as of October 7, 2026, is entered into between Axonex AI Group Limited (formerly known as Mint Incorporation Limited), a business company incorporated under the laws of the British Virgin Islands (the “Company”), and the undersigned Buyer.

RECITALS

WHEREAS, the Company (then named Mint Incorporation Limited) and the Buyer are parties to (i) that certain Securities Purchase Agreement dated as of July 2, 2026 (the “July 2 Agreement”), pursuant to which the Company issued and sold Class A ordinary shares of no par value of the Company to the Buyer on July 8, 2026, and (ii) that certain Securities Purchase Agreement dated as of July 30, 2026 (the “July 30 Agreement” and, together with the July 2 Agreement, the “Original Agreements”), pursuant to which the Company issued and sold Class A ordinary shares of no par value of the Company to the Buyer on August 11, 2026;

WHEREAS, the Company and the Buyer entered into Amendment No. 1 to the July 2 Agreements dated as of August 26, 2026 (“Amendment No. 1”), which amended and restated Section 5(a) of the July 2 Agreement to require the Company to file a resale registration statement covering the Registrable Securities no later than sixty (60) calendar days following August 11, 2026;

WHEREAS, the parties wish to further amend Section 5(a) of the July 2 Agreement (as amended and restated by Amendment No. 1), and to amend Section 5(a) of the July 30 Agreement, in each case to extend the deadline for filing the resale registration statement thereunder to March 31, 2027; and

WHEREAS, Section 9(c) of each of the Original Agreements permits the amendment of such Original Agreement by a written instrument signed by the Company and the Buyer.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Amendment to Section 5(a) of the Original Agreements.

Section 5(a) of the July 2 Agreement, as amended and restated by Amendment No. 1, is hereby further amended by deleting the words “sixty (60) calendar days following August 11, 2026” and substituting therefor “March 31, 2027”.

Section 5(a) of the July 30 Agreement is hereby amended by deleting the words “sixty (60) calendar days following the Closing Date” and substituting therefor “March 31, 2027”.

2. Effect of Amendment. Except as expressly amended hereby, each of the Original Agreements remains in full force and effect in accordance with its terms. All references in each Original Agreement to “this Agreement” shall be deemed to refer to such Original Agreement as amended hereby (and, in the case of the July 2 Agreement, as amended by Amendment No. 1), and all references in each Original Agreement to Mint Incorporation Limited shall be deemed to refer to Axonex AI Group Limited.

3. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York.

4. Counterparts. This Amendment may be executed in two or more counterparts, including by facsimile, PDF or other electronic transmission, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

AXONEX AI GROUP LIMITED		BUYER
By:		By:
Name:	Hoi Lung Chan	Name:
Title:	Chief Executive Officer and Chairman of the Board	Title: